INFORMATIONAL STATEMENT
                  PURSUANT TO NEVADA REVISED STATUES ss. 78.235

Name
Address

Dear __________:

         This        information         statement         certifies        that
_______________________________  is  the  registered  holder  of  ______________
shares of common stock of EYE-CATCHING MARKETING CORP., a Nevada corporation, transferable on the books of the corporation in person or by execution of a power of attorney.

         Witness the seal of the corporation and the signatures of its duly authorized officers:

Dated: ________________

EYE-CATCHING MARKETING CORP.

By: ______________________________                         [SEAL]
       Bob Hemmerling, President

By: _____________________________
       Dev Randhawa, Secretary